EXHIBIT 10.73


                                    AGREEMENT

                  THIS AGREEMENT, dated as of April 5, 1999, is made by and between the Company, and Michael Levinger (the "Executive").

                  WHEREAS, the Company considers it essential to the best interests of its shareholders to foster the continuous employment of key management personnel;

                  WHEREAS, the Board of Directors of Wang Laboratories, Inc. (the "Board") recognizes that, as is the case with many publicly-held corporations, the possibility of a Change in Control (as defined in the last Section hereof) exists and that such possibility, and the uncertainty and questions which it may raise among such management, may result in the departure or distraction of management personnel to the detriment of the Company and its shareholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

                  NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                  1. Defined Terms. Capitalized terms, not elsewhere defined in this Agreement, are defined in Section 16 hereof.

                  2. Terms of Agreement.

                  (a) This Agreement shall commence as of April 5, 1999 (the "Effective Date") and shall continue in effect while the Executive is employed by the Company for a period of three years, provided, however, that commencing on the third anniversary of the commencement of the term of this Agreement and on each anniversary thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than ninety days prior to any such anniversary date either party shall have given notice that it does not wish to extend this Agreement (provided that no such notice may be given by the Company during the pendency of or within one year following a Potential Change in Control); provided, further, if a Change in Control shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of thirty-six months beyond the month in which such Change in Control occurred.

                  (b) It is intended, and the parties hereto agree, that (i) the benefit, if any, payable to the Executive under any other severance or termination pay plan, arrangement or agreement of or with the Company shall be reduced by the amount of any payment actually provided under Section 6.1 hereof and (ii) any options to acquire shares of the Company's stock ("Options") awarded to the Executive, any shares of the Company's stock awarded to the Executive and subject to one or more restrictions on the Executive's full ownership or right to transfer or enjoy the economic benefit of such shares ("Restricted Shares") or any contractual agreement with the Executive pursuant to which the Executive will receive shares of the Company's stock, subject to one or more restrictions (a "Restricted Stock Unit"), shall become fully exercisable or all restrictions thereon shall terminate, as the case may be, upon occurrence of a Change in Control during the term of this Agreement.

                  (c) The acceleration provisions of subparagraph (b)(ii) above (the "Subparagraph (b)(ii) Acceleration Provisions") shall not apply (i) to Options, Restricted Shares or Restricted Stock Units that are not fully exercisable or are not free of restrictions until a target share price performance has been reached if such target price has not been reached at the time of the Change in Control or (ii) to the extent that the Subparagraph
(b)(ii) Acceleration Provisions conflict with any specific provisions related to the accelerated exercisability of or lapse of restrictions on any Options, Restricted Shares or Restricted Stock Units in the event of a Change in Control set forth in agreements, plans or instruments evidencing such Options, Restricted Shares or Restricted Stock Units (collectively, the "Grant Instruments"), in which case the terms of the Grant Instrument shall prevail. The definition of Change in Control set forth in this Agreement shall prevail over any contrary definition in a Grant Instrument unless such Grant Instrument specifically refers to this Agreement and states that the definition of Change in Control in the Grant Instrument prevails.

                  3. Company's Covenants Summarized. In order to induce the Executive to become employed by or remain in the employ of the Company as the case may be, and in consideration of the Executive's covenant set forth in
Section 4 hereof, the Company agrees, under the conditions described herein, to pay the Executive the "Severance Payment" described herein in the event the Executive's employment with the Company is terminated under the circumstances described below following a Change in Control and during the term of this Agreement. No amount or benefit shall be payable under this Agreement unless there shall have been


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(or under the terms hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company following a Change in Control.

                  4. The Executive's Covenants. The Executive agrees that, subject to the terms and conditions of this Agreement, in the event of a Potential Change in Control during the term of this Agreement, the Executive will remain in the employ of the Company until the earliest of (i) a date which is six (6) months from the date of such Potential Change in Control, (ii) the date of a Change in Control, (iii) the date of termination by the Executive of the Executive's employment for Good Reason (determined by treating the Potential Change in Control as a Change in Control in applying the definition of Good Reason), or by reason of Death, Disability or Retirement, or (iv) the termination by the Company of the Executive's employment for any reason.

                  5.  Compensation Other Than Severance Payment.

                  5.1 Following a Change in Control during the term of this Agreement, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall continue to pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                  5.2 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect at the time the Notice of Termination is given, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of any compensation or benefit plan, program or arrangement maintained by the Company during such period.

                  5.3 If the Executive's employment shall be terminated for any reason following a Change in Control and during the term of this Agreement, the Company shall, except as provided in Section 2 above, pay the Executive's normal post-termination compensation and benefits to the Executive as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs, agreements or arrangements.


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


                  6.  Severance Payment.

                  6.1 Subject to Section 6.2 hereof, the Company shall pay the Executive the payment described in this Section 6.1 (the "Severance Payment") upon the termination of the Executive's employment following a Change in Control during the term of this Agreement, in addition to the payments and benefits described in Section 5 hereof, unless such termination is (i) by the Company for Cause, (ii) by reason of the Executive's Death or Disability or (iii) by the Executive without Good Reason. Moreover, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason if the Executive's employment is terminated without Cause prior to a Change in Control at the direction of a Person who has entered into an agreement with the Company, the consummation of which will constitute a Change in Control, or if the Executive terminates his employment with Good Reason prior to a Change in Control (determined by treating a Potential Change in Control as a Change in Control in applying the definition in Good Reason) if the circumstance or event which constitutes Good Reason occurs at the direction of such Person. In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive, the Company shall pay to the Executive a lump sum severance payment, in cash, equal to 2.99 times the average of the Executive's base salary and annual bonus paid in (i) each of the 2 calendar years preceding the calendar year in which occurs the Date of Termination or, (ii) in the event the Executive has been employed by the Company for less than 2 full calendar years, such lesser number of calendar years during any part of which the Executive has been so employed, with his base salary taken into account at its full annual rate for any partial year or years.

                  6.2 Notwithstanding any other provisions of this Agreement, in the event that any payment or benefit received or to be received by the Executive in connection with a Change in Control or the termination of the Executive's employment, whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person (all such payments and benefits, including the Severance Payments, being hereinafter called "Total Payments"), would be subject (in whole or part), to the excise tax imposed under section 4999 of the Code (the "Excise Tax"), then the Severance Payments shall be reduced to the extent necessary so that no portion of the Total Payments is subject to the Excise Tax (after taking into account any reduction in the Total Payments provided by reason of section 280G of the Code in such other plan, arrangement or agreement) if (A) the net amount of such Total Payments, as so


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


reduced, (and after deduction of the net amount of federal, state and local income tax on such reduced Total Payments) is greater than (B) the excess of (i) the net amount of such Total Payments, without reduction (but after deduction of the net amount of federal, state and local income tax on such Total Payments), over (ii) the amount of Excise Tax to which the Executive would be subject in respect of such Total Payments. For purposes of determining whether and the extent to which the Total Payments will be subject to the Excise Tax, (i) no portion of the Total Payments the receipt or enjoyment of which the Executive shall have effectively waived in writing prior to the Date of Termination shall be taken into account, (ii) no portion of the Total Payments shall be taken into account which in the opinion of tax counsel selected by the Company does not constitute a "parachute payment" within the meaning of section 280G(b)(2) of the Code, (including by reason of section 280G(b)(4)(A) of the Code) and, in calculating the Excise Tax, no portion of such Total Payments shall be taken into account which constitutes reasonable compensation for services actually rendered, within the meaning of section 280G(b)(4)(B) of the Code, in excess of the Base Amount allocable to such reasonable compensation, and (iii) the value of any non-cash benefit or any deferred payment or benefit included in the Total Payments shall be determined by the Company in accordance with the principles of sections 280G(d)(3) and (4) of the Code. Prior to the payment date set forth in
Section 6.3 hereof, the Company shall provide the Executive with its calculation of the amounts referred to in this Section and such supporting materials as are reasonably necessary for the Executive to evaluate the Company's calculations.

                  6.3 The payment provided for in Section 6.1 hereof shall be made not later than the fifth day following the Date of Termination, provided, however, that if the amount of such payment, and the limitation on such payment set forth in Section 6.2 hereof, cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company, of the minimum amount of such payment to which the Executive is clearly entitled and shall pay the remainder of such payment (together with interest at the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payment exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at the rate provided in section 1274(b)(2)(B) of the Code). At the time that payments are made under this Section, the Company shall provide the Executive with a written statement setting forth the manner in which such payments were calculated and the basis for such calculations including, without limitation, any opinions or other advice the Company has received


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from outside counsel, auditors or consultants (and any such opinions or advice which are in writing shall be attached to the statement).

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive as a result of or in connection with a termination of employment following a Change in Control and during the term of this Agreement (including all such fees and expenses, if any, incurred in good faith in disputing any such termination or in seeking in good faith to obtain or enforce any benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder). Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  7.  Termination Procedures and Compensation During Dispute.

                  7.1 Notice of Termination. After a Change in Control and during the term of this Agreement, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to other party hereto in accordance with Section 10 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in the definition of Cause herein, and specifying the particulars thereof in detail.

                  7.2 Date of Termination. "Date of Termination", with respect to any termination of the Executive's employment after a Change in Control and during the term of this Agreement, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination


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(which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                  7.3 Dispute Concerning Termination. Notwithstanding any provision of Section 7.2 hereof to the contrary, if within fifteen (15) days after any Notice of Termination is received, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party in writing that a dispute exists concerning the termination, the Date of Termination shall be the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided that the Date of Termination shall be extended by a notice of dispute only if such notice is given in good faith and the party giving such notice pursues the resolution of such dispute with reasonable diligence. For the purposes of the preceding sentence, a dispute concerning termination shall be deemed finally resolved if neither party commences an action in any court within thirty (30) days of an arbitration award concerning such dispute seeking the modification of or other relief from such award.

                  7.4 Compensation During Dispute. If a purported termination occurs following a Change in Control and during the term of this Agreement, and such termination is disputed in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given (including, but not limited to, salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the dispute is finally resolved in accordance with Section 7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                  8. No Mitigation. The Company agrees that, if the Executive's employment by the Company is terminated during the term of this Agreement, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement shall not be reduced by any compensation earned by the Executive as the


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result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  9.  Successors.

                  9.1 In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Executive to compensation from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  10. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                           To the Company:

                           Wang Laboratories, Inc.
                           290 Concord Road
                           Billerica, Massachusetts 01821
                           Attention:  Chief Executive Officer
                           Copy to:  General Counsel

                           To the Executive:

                           Michael Levinger
                           50 Bradford Road
                           Wellesley, MA 02481


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                  11. Miscellaneous. No provision of this Agreement may be
modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the Commonwealth of Massachusetts. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under Sections 5, 6 and 7 shall survive the expiration of the term of this Agreement.

                  12. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  13. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  14. Arbitration. Any dispute or controversy arising under or in connection with this Agreement shall be settled exclusively by arbitration conducted before a panel of three arbitrators in Boston, Massachusetts in accordance with the commercial rules of the American Arbitration Association ("AAA") then in effect. Unless the panel of arbitrators shall have been selected by agreement of the parties within thirty (30) days of the initiation of arbitration proceedings, each party shall be entitled to select one arbitrator within ten (10) business days of the lapse of such thirty (30) day period and the third arbitrator shall be selected by agreement of the two arbitrators so selected within seven (7) business days after the selection of the two arbitrators. In the event that either party does not timely designate an arbitrator or that the two arbitrators do not timely select a third arbitrator in accordance with the preceding sentence, then upon application of either party to the Boston office of the AAA, the AAA shall designate such arbitrator. Judgment may be entered on the arbitrators' award in any court having jurisdiction, provided, however, that the Executive shall be entitled to seek specific performance of his right to be paid until


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the Date of Termination during the pendency of any dispute or controversy arising under or in connection with this Agreement.

                  15. Nondisclosure of Confidential Information. The Executive shall keep secret and confidential and shall not disclose to any third party in any fashion or for any purpose whatsoever, any information regarding this Agreement, or any other information regarding the Company which is (i) not available to the general public, and/or (ii) not generally known outside the Company, to which he has or will have had access at any time during the course of his employment by the Company, including, without limitation, any information relating to: the Company's business or operations; its plans, strategies, prospects or objectives; its products, technology, processes or specifications; its research and development operations or plans; its customers and customer lists; its manufacturing, distribution, sales, service, support and marketing practices and operations; its financial condition and results of operations; its operational strengths and weaknesses; and, its personnel and compensation policies and procedures. Notwithstanding the foregoing provisions of this
Section 15, the Executive may discuss this Agreement with the members of his immediate family and with his personal legal and tax advisors, provided that, prior to disclosing any term or condition of this Agreement to any person, the Executive shall obtain from such person for the benefit of the Company his or her agreement to observe the foregoing provisions.

                  16. Definitions. For purposes of this Agreement, the following shall have the meanings indicated below:

                  (A) "Affiliate" shall mean an entity that is controlled by Wang Laboratories, Inc.

                  (B) "Base Amount" shall have the meaning defined in section 280G(b)(3) of the Code.

                  (C) "Beneficial Owner" and "Beneficial Ownership" shall have the meaning defined in, and shall be determined pursuant to, Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

                  (D) "Board" shall mean the Board of Directors of Wang Laboratories, Inc.

                  (E) "Cause" for termination by the Company of the Executive's employment, after any Change in Control, shall mean the willful and continued failure by the Executive to substantially perform the Executive's duties with the


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

Company, a substantial, and not de minimis, violation of the Company's Standards of Ethics and Business Conduct or its Rules of Employee Conduct (and any successor documents, however titled), as the same are in effect from time to time, the Executive's conviction of a felony or engaging in conduct that constitutes a violation of Section 15 hereof.

(F) A "Change in Control" shall be deemed to have occurred if any one of the conditions set forth in any one of the following paragraphs shall have been satisfied:
                  (i) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company (not including in the securities beneficially owned by such Person any securities acquired directly from the Company or its affiliates) representing 20% or more of the combined voting power of the Company's then outstanding securities; or

                  (ii) during any period of twenty-four consecutive months (not including any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the company) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election was previously so approved, cease for any reason to constitute a majority thereof; or

                  (iii) The Company or any Subsidiary or Affiliate merges or consolidates with any other corporation, other than (i) a merger or consolidations which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity), in combination with the ownership of any trustee or other fiduciary holding securities under an employee benefit plan of the Company, at least 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement


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


                  a recapitalization of the Company (or similar transaction) in which no Person acquires more than 20% of the combined voting power of the Company's then outstanding securities, or;

                  (iv) the shareholders of the Company approve a plan of complete liquidation of the Company or there is consummated the sale or disposition by the Company of all or substantially all of the Company's assets or the Company is dissolved and its assets distributed in a judicial proceeding.

                  (G) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time. All references to the Code shall be deemed also to refer to any successor provisions to such sections.

                  (H) Except with respect to Sections 16(F) and (O) hereof, "Company" shall mean Wang Laboratories, Inc. or one of its Subsidiaries or Affiliates, both as defined herein, and any successor to their business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise. For the purposes of Sections 16(F) and (O) hereof, "Company" shall mean Wang Laboratories, Inc. and any and all successors thereto or any parent thereto.

                  (I) "Date of Termination" shall have the meaning stated in Sections 7.2 and 7.3 hereof.

                  (J) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                  (K) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                  (L) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph

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(i), (iv), (v), (vi), or (vii) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                           (i) the assignment to the Executive of any duties inconsistent with the Executive's status as a senior officer of the Company;

                           (ii) a reduction by the Company in the Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time except for across-the-board salary reductions similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company;

                           (iii) the failure by the Company to pay to the Executive any portion of the Executive's current compensation except pursuant to an across-the-board compensation deferral similarly affecting all senior executives of the Company and all senior executives of any Person in control of the Company, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within fourteen (14) days of the date such compensation is due;

                           (iv) the failure by the Company to continue in effect any compensation plan in which the Executive participates immediately prior to the Change in Control which is material to the Executive's total compensation, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan) has been made with respect to such plan, or the failure by the Company to continue the Executive's participation therein (or in a substitute or alternative plan) on a basis not materially less favorable, both in terms of the amount of benefits provided and the level of the Executive's participation relative to other participants, as existed at the time of the Change in Control;

                           (v) the failure by the Company to continue to provide the Executive with benefits substantially similar to those enjoyed by the Executive under any of the Company's pension, life insurance, medical, health and accident, or disability plans in which the Executive was participating at the time of the Change in Control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any


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


         material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control;

                           (vi) any purported termination of the Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section 7.1; for purposes of this Agreement, no such purported termination shall be effective; or

                           (vii) the failure by the Company to obtain a satisfactory agreement from any successor to assume and agree to perform this Agreement, as contemplated in Section 9 hereof.

                  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                  (M) "Notice of Termination" shall have the meaning stated in
Section 7.1 hereof.

                  (N) "Person" shall have the meaning defined in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended.

                  (O) "Potential Change in Control" shall be deemed to have occurred if any one of the conditions set forth in any one of the following paragraphs shall have been satisfied:

                           (i) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control;

                           (ii) the Company or any other Person publicly announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control;



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


                           (iii) any Person (other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company) who is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the combined voting power of the Company's then outstanding securities, increases such Person's Beneficial Ownership of such securities by 5% or more over the percentage so owned by such Person on the date hereof; or

                           (iv) the Board adopts a resolution to the effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (P) "Retirement" shall mean retirement after attaining "normal retirement age" under any pension or retirement plan maintained by the Company in which the Executive participates.

                  (Q) "Severance Payment" shall mean the payment described in
Section 6.1 hereof.

                  (R) "Subsidiary" shall mean an entity that is controlled by Wang Laboratories, Inc.

                  (S) "Total Payment" shall mean those payments described in
Section 6.2 hereof.

                          WANG LABORATORIES, INC.


                          By: _________________________
                              Joseph M. Tucci
                              Chairman of the Board
                              and Chief Executive Officer

Accepted and Agreed to:

-------------------------
Michael Levinger


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